Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

August 4, 2006

CONTACT:	Brian Schaefgen
(949) 759-5900

AMBASSADORS INTERNATIONAL, INC. DECLARES QUARTERLY DIVIDEND

FOR Q3 2006 AND ELECTS NEW CHAIRMAN OF THE BOARD

Newport Beach, California, August 4, 2006 – Ambassadors International, Inc. (NASDAQ:AMIE) announced today that its Board of Directors declared a quarterly dividend payment of $0.10 per share, which will be paid on August 31, 2006, to all common stockholders of record as of August 16, 2006.

The Company also announced that its Board has approved an increase of $10 million for the repurchase of the Company’s common stock, which when incorporated with the previously authorized plan, will provide for an aggregate of $30 million for repurchase in the open market or through private transactions. Under the Company’s current plan, the Company has repurchased 1.1 million shares for approximately $12.4 million.

Management and the Board intend to continually review the Company’s dividend policy and share repurchase program to ensure compliance with capital requirements, regulatory limitations, the Company’s financial position and other conditions which may affect the Company’s desire or ability to pay dividends or repurchase the Company’s common stock in the future.

Additionally, the Board announced the election of Joseph J. Ueberroth as Chairman of the Board effective immediately. Peter V. Ueberroth resigned the position of Chairman, but will remain as a director of the Company. Joseph J. Ueberroth will hold the titles of Chairman, President and Chief Executive Officer of the Company.

About Ambassadors International, Inc.

Ambassadors International, Inc. and its subsidiaries engage in diverse operations, including cruise, marine and travel and event businesses. Common stock of the Company is listed on the NASDAQ Global Market under the trading symbol AMIE and is headquartered in Newport Beach, California. In this press release, any reference to “Company,” “Ambassadors,” “management,” “we,” “us” and “our” refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements that involve various risks and uncertainties, including statements relating to the Company’s future prospects and projected financial performance. The forward-looking statements contained in this release are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe that such risks and uncertainties include, among others, general economic and business conditions; overall conditions in the cruise, marine, travel and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; unexpected events that disrupt the operations of our cruise operations; environmental related factors; our ability to successfully integrate the operations of companies or businesses we acquire and realize the expected benefits of our acquisitions; our ability to successfully and efficiently operate the businesses that we acquire; our ability to compete effectively in the U.S. cruise market; our ability to compete effectively in the U.S. and international marina construction markets; our ability to effectively and efficiently manage our rapid growth; our ability to continue to identify attractive acquisition targets and consummate future acquisitions on favorable terms; our ability to accurately estimate contract risks; our ability to service our debt and other factors discussed more specifically in our annual, quarterly and periodic filings with the Securities and Exchange Commission on Form 10-K, 10-Q and 8-K. Any projections provided in this release are based on limited information currently available to management and are subject to change. We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information

For further information please contact: Brian Schaefgen of Ambassadors International, Inc. at (949) 759-5900.